Exhibit (23.1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of Cooper Tire & Rubber Company listed below, and in the related Prospectuses, of our report dated February 20, 2009 (except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for non-controlling interests (Note 1), as to which the date is August 6, 2009), with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in this Current Report (Form 8-K) for the year ended December 31, 2008:

Form S-3	No. 33-44159	$200,000,000 aggregate principal amount of the Company’s Debt Securities
	No. 333-89149	Registration of securities not to exceed an initial public offering price of $1,200,000,000

Form S-8	No. 2-58577	Thrift and Profit Sharing Plan
	No. 33-35071	Texarkana Pre-Tax Savings Plan
	No. 33-47980	1991 Stock Option Plan for Non-Employee Directors
	No. 33-47981	Pre-Tax Savings Plan at the Findlay Plant
	No. 333-09619	1996 Stock Option Plan
	No. 333-83311	Pre-Tax Savings Plan (Clarksdale)
	No. 333-83309	1998 Employee Stock Option Plan
1998 Incentive Compensation Plan
	No. 333-83589	1998 Non-Employee Directors Compensation Deferral Plan
	No. 333-84815	Thrift & Profit Sharing Plan
	No. 333-84813	Texarkana Pre-Tax Savings Plan
	No. 333-84811	Pre-Tax Savings Plan at the Findlay Plant
	No. 333-103007	2001 Incentive Compensation Plan
	No. 333-113315	Pre-Tax Savings Plan at the Auburn Plant, Pre-Tax Savings Plan (Bowling Green — Hose), Pre-Tax Savings Plan (Bowling Green — Sealing), Pre-Tax Savings Plan (Clarksdale), Pre-Tax Savings Plan at the El Dorado Plant, Pre-Tax Savings Plan at the Findlay Plant, Texarkana Pre-Tax Savings Plan
	No. 333-138811	Pre-Tax Savings Plan (Findlay) and Pre-Tax Savings Plan (Texarkana)
	No. 333-142136	2006 Incentive Compensation Plan
	No. 333-157778	Spectrum Investment Savings Plan, Pre-Tax Savings Plan (Findlay) and Pre-Tax Savings Plan (Texarkana)

/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Toledo, Ohio
August 7, 2009

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